UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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On August 28, 2017, The Procter & Gamble Company (“P&G”), posted the following material to the P&G website voteblue.pg.com and may in the future send or use the same or substantially similar communications from time to time:

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Home | From the CEO | Our Board | Our Results | Our Plan | FAQ
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Building A Better P&G!

Shareholders face an important decision regarding the future of their P&G investment. A New York hedge fund has nominated Nelson Peltz to stand for election at the upcoming Annual Meeting of Shareholders. We believe adding him to the Board would derail the very significant value creation progress we are making. P&G is on the right track and Mr. Peltz has offered no new actionable ideas to drive additional value beyond the continued successful execution of P&G's ongoing transformation.

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P&G Is On The Right Track

David S. Taylor
Chairman of the Board,
President and Chief Executive Officer

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Total Shareholder Return Comparison Our fiscal 2017 results demonstrate that the actions we have taken and the plan we have in place are working. Since the CEO transition on November 1, 2015, our team has delivered total shareholder return (“TSR”) that outperformed the S&P 500 and is well above the vast majority of peers selected by Trian throughout that same time period. Now is the time to build on our momentum and prevent anything from derailing the work that is delivering improvement.    *Market data as of August 18, 2017. P&G Peers per Trian include Beiersdorf, Church & Dwight, Clorox, Colgate-Palmolive, Edgewell Personal Care, Henkel, Kimberly-Clark, L’Oréal, Reckitt Benckiser, Unilever. The TSR for “Peltz Serving on Board” is a weighted average based on the market capitalization of Madison Square Garden, Mondelez, Sysco and Wendy’s. “S&P Consumer Staples Index” and “S&P 500 Index” represent the TSR of indices maintained by Standard & Poor’s, that are weighted based on the market capitalization of the index constituents. The TSR for “P&G Peers Per Trian” is a simple average, which follows the same methodology utilized by Trian in its measurement of the same peer constituency in its presentation filed with the SEC on July 17, 2017.

Now is the time to build on our momentum and prevent anything from derailing the work that is delivering improvement.

P&G
Fiscal Year 2017
Highlights

"**We met or exceeded each of our going-in objectives for the Fiscal Year 2017** in a challenging macro and competitive environment. We made significant progress on our key priorities ... now is the time to accelerate our efforts to execute and deliver on the plans we've put into action."

DAVID TAYLOR, P&G CHAIRMAN, PRESIDENT & CHIEF EXECUTIVE OFFICER


Pampers
Luvs
Charmin
Bounty

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Touching lives, improving life. P&G ™

© 2017 Procter & Gamble | Disclaimer

Home From the CEO Our Board Our Results Our Plan FAQ How to Vote -> From The CEO Listen to P&G Chairman, President & CEO David Taylor share his candid insights with employees. In highlights from a recent town hall, Taylor offers his perspective on how the current strategy is working and why shareholders should vote the Blue Proxy Card to elect ALL of P&G’s highly qualified and diverse Directors. Watch video We strongly recommend you vote the BLUE Proxy Card to maintain our momentum and continue advancing our plan for the following reasons: •P&G is delivering growth and shareholder value with a strategy and plan that is working. •P&G has transformed itself with a streamlined and focused portfolio of brands and categories. •P&G is fueling growth and value through significant productivity improvements. •P&G has simplified its organization design to drive clear ownership and accountability for decisions and results by category. •P&G is raising the bar to a new standard of excellence to meet the needs of consumers. •P&G has a highly diverse and experienced Board that was carefully selected to bring the right balance of fresh perspectives and strong institutional knowledge.

We believe Mr. Peltz initiated the proxy contest to satisfy his own agenda and to meet the expectations of his limited partners. What’s best for P&G right now is balance and focus, with the Board and employees continuing a steady commitment to a plan that is working. P&G will not benefit from change for the sake of change. Click here to learn how to vote the BLUE Proxy Card today. To learn more about how we are continuing to deliver on our goal of balanced growth, value creation and total shareholder return, please view the following letters. Messages from Chairman, President and CEO David Taylor Our Diverse, Experienced Board P&G has a world-class Board with the experience and insights to deliver growth and shareholder value, and is executing a winning strategy that is working. Trian is focused on an outdated view of P&G, not the P&G of today. Read Letter -> Delivering on Commitments Fiscal 2017 was a success – we met or exceeded our objectives despite slowing market growth and volatile currency and commodity environments around the world. Read Letter -> P&G is on the Right Track Since the CEO transition on November 1, 2015, our team has delivered total shareholder return of 27% - well above the 8% weighted average return during the same period for companies where Nelson Peltz serves as a Board member. Read Letter ->

Vote the blue proxy card today Online Voting Is Quick And Easy To Use Find your unique control number in the box located next to the arrow (->) on your blue proxy or blue notice card. How to Vote -> Home From the CEO Our Board Our Results Our Plan FAQ Vote Blue Discard White How to Vote -> Touching lives, improving life. © 2017 Procter & Gamble | Disclaimer

Home From the CEO Our Board Our Results Our Plan FAQ
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Our **Results**

"**We met or exceeded each of our going-in objectives for the Fiscal Year 2017** in a challenging macro and competitive environment. We made significant progress on our key priorities ... now is the time to accelerate our efforts to execute and deliver on the plans we've put into action."

DAVID TAYLOR, P&G CHAIRMAN, PRESIDENT & CHIEF EXECUTIVE OFFICER

P&G is on the **Right Track**

Our fiscal 2017 results demonstrate that the actions we have taken and the plan we have in place are working. In fact, we met or exceeded each of our fiscal 2017 objectives. Delivery of our financial goals has also translated into share price gains for our shareholders.

Since the CEO transition on November 1, 2015, our team has delivered total shareholder return ("TSR") of 28% — well above the vast majority of peers selected by Trian throughout that same time period. P&G also outperformed the S&P 500, which delivered a TSR of 21% in that same timeframe. Now is the time to build on our momentum, and prevent anything from derailing the work that is delivering improvement.

Total Shareholder Return Comparison *Market data as of August 18, 2017. P&G Peers per Trian include Beiersdorf, Church & Dwight, Clorox, Colgate-Palmolive, Edgewell Personal Care, Henkel, Kimberly-Clark, L’Oréal, Reckitt Benckiser, Unilever. The TSR for “Peltz Serving on Board” is a weighted average based on the market capitalization of Madison Square Garden, Mondelez, Sysco and Wendy’s. “S&P Consumer Staples Index” and “S&P 500 Index” represent the TSR of indices maintained by Standard & Poor’s, that are weighted based on the market capitalization of the index constituents. The TSR for “P&G Peers Per Trian” is a simple average, which follows the same methodology utilized by Trian in its measurement of the same peer constituency in its presentation filed with the SEC on July 17, 2017.

Fiscal 2017 Results Our robust fiscal 2017 results demonstrate that the actions we have taken and the strategic plan we have in place are working. To learn more about how we’re continuing to deliver balanced growth, value creation and total shareholder return view these downloads below: î£¥ î£¥ î£¥ î£¥ $22 billion of value was returned to shareholders through the combination of $7.2 billion of dividend payments, $9.4 billion of share exchanges in the Beauty Brands transaction and $5.2 billion of direct share repurchases. Organic sales growth of two percent for the year Net sales were $65.1 billion, unchanged versus the prior year, including a negative two percentage point impact from foreign exchange. $12.8 billion of operating cash flow was generated, with adjusted free cash flow productivity of 94%. O U R F U L L F O U R T H Q UA R T E R A N D F I S CA L Y E A R 2 0 1 7 R E S U LT S R E P O R T O U R 2 0 1 7 A N N UA L R E P O R T Our Results ““Wee meett oorr eexxcceeeeddeedd eeaacchh ooff oouurr ggooiinngg—iinn oobbjjeeccttiivveess ffoorr tthhee FFiissccaall YYeeaarr 22001177 iinn aa cchhaalllleennggiinngg maaccrroo aanndd ccoomppeettiittiivvee eennvviirroonnmeenntt.. Wee maaddee ssiiggnniiffiiccaanntt pprrooggrreessss oonn oouurr kkeeyy pprriioorriittiieess ...... nnoow iiss tthhee ttiimee ttoo aacccceelleerraattee oouurr eeffffoorrttss ttoo eexxeeccuuttee aanndd ddeelliivveerr oonn tthhee ppllaannss wee’‘vvee ppuutt iinnttoo aaccttiioonn..”” DDAAVVIIDD TTAAYYLLOORR,, PP&&GG CCHHAAIIRRMMAANN,, PPRREESSIIDDEENNTT && CCHHIIEEFF EEXXEECCUUTTIIVVEE OOFFFFIICCEERR P&G Is On The Right Track David S. Taylor Chairman of the Board, President and Chief Executive Officer V I EW T H E ME S S AG E    HOME FROM THE CEO OUR BOARD OUR RESULTS OUR PLAN FAQ Vote Blue î£ Discard White Touching lives, iimpprroovviinngg lliiffee.. © 2017 Procter & Gamble | Disclaimer

Forward-Looking Statements

Certain statements in this release or presentation, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise.

Risks and uncertainties to which our forward-looking statements are subject include, without limitation: (1) the ability to successfully manage global financial risks, including foreign currency fluctuations, currency exchange or pricing controls and localized volatility; (2) the ability to successfully manage local, regional or global economic volatility, including reduced market growth rates, and to generate sufficient income and cash flow to allow the Company to affect the expected share repurchases and dividend payments; (3) the ability to manage disruptions in credit markets or changes to our credit rating; (4) the ability to maintain key manufacturing and supply arrangements (including execution of supply chain optimizations, and sole supplier and sole manufacturing plant arrangements) and to manage disruption of business due to factors outside of our control, such as natural disasters and acts of war or terrorism; (5) the ability to successfully manage cost fluctuations and pressures, including prices of commodity and raw materials, and costs of labor, transportation, energy, pension and healthcare; (6) the ability to stay on the leading edge of innovation, obtain necessary intellectual property protections and successfully respond to changing consumer habits and technological advances attained by, and patents granted to, competitors; (7) the ability to compete with our local and global competitors in new and existing sales channels, including by successfully responding to competitive factors such as prices, promotional incentives and trade terms for products; (8) the ability to manage and maintain key customer relationships; (9) the ability to protect our reputation and brand equity by successfully managing real or perceived issues, including concerns about safety, quality, ingredients, efficacy or similar matters that may arise; (10) the ability to successfully manage the financial, legal, reputational and operational risk associated with third party relationships, such as our suppliers, distributors, contractors and external business partners; (11) the ability to rely on and maintain key company and third party information technology systems, networks and services, and maintain the security and functionality of such systems, networks and services and the data contained therein; (12) the ability to successfully manage uncertainties related to changing political conditions (including the United Kingdom’s decision to leave the European Union) and potential implications such as exchange rate fluctuations and market contraction; (13) the ability to successfully manage regulatory and legal requirements and matters (including, without limitation, those laws and regulations involving product liability, intellectual property, antitrust, privacy, tax, environmental, and accounting and financial reporting) and to resolve pending matters within current estimates; (14) the ability to manage changes in applicable tax laws and regulations including maintaining our intended tax treatment of divestiture transactions; (15) the ability to successfully manage our ongoing acquisition, divestiture and joint venture activities, in each case to achieve the Company’s overall business strategy and financial objectives, without impacting the delivery of base business objectives; and (16) the ability to successfully achieve productivity improvements and cost savings and manage ongoing organizational changes, while successfully identifying, developing and retaining key employees, including in key growth markets where the availability of skilled or experienced employees may be limited. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A and form of associated BLUE proxy card with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2017 Annual Meeting of Shareholders (the “Definitive Proxy Statement”). The Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2017 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Definitive Proxy Statement. Details concerning the nominees of the Company’s Board of Directors for election at the 2017 Annual Meeting are included in the Definitive Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the Definitive Proxy Statement and other relevant documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at http://www.pginvestor.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.